UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2003

Targeted Genetics Corporation

(Exact name of registrant as specified in charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (206) 623-7612

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 9, 2003, Targeted Genetics Corporation issued a press release announcing the initiation of a clinical trial of tgAAV09, its HIV/AIDS vaccine candidate. The text of the press release is set forth in Exhibit 99.1 attached to this release and incorporated herein by this reference.

Item 7. Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit
No.	Description

99.1	Press Release of Targeted Genetics Corporation dated December 9, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

	By:	/s/ Todd E. Simpson

Date: December 9, 2003		Todd E. Simpson
Vice President, Finance and Administration and Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Targeted Genetics Corporation dated December 9, 2003